SCHEDULE 14A INFORMATION

    Proxy Statement Pursuant to Section 14(a) of the Securities
               Exchange Act of 1934 (Amendment No.)

Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|

Check the appropriate box:

|X|   Preliminary Proxy Statement  |_|   Confidential, for Use of
                                         the Commission Only (as
                                         permitted by Rule
                                         14a-6(e)(2)
|_|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to Section 240.14a-11(c) or
      Section 240.14a-12

                ANCHOR RESOURCE AND COMMODITY TRUST
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         (Name of Registrant as Specified In Its Charter)


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   (Name of Person(s) Filing Proxy Statement, if other than the
                            Registrant)

Payment of Filing Fee (Check the appropriate box):
|X|   No fee required.

|_|   $125 per Exchange Act Rules  0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2) or
      Item 22(a)(2) of Schedule 14A.

|_| $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1) Title of each class of securities to which transaction applies:

      (2) Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)  Proposed maximum aggregate value of transaction:






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

                ANCHOR RESOURCE AND COMMODITY TRUST
                   579 Pleasant Street, Suite 4
                    Paxton, Massachusetts 01612
                          (508) 831-1171

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             NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                   TO BE HELD NOVEMBER 30, 1999

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To The Shareholders of Anchor Resource and Commodity Trust:

           Notice is hereby given that a Special Meeting of the Shareholders of Anchor Resource and Commodity Trust (the "Trust") will be held at 579 Pleasant Street, Suite 4, Paxton, Massachusetts 01612 on November 30, 1999, at 12:05 p.m., or any adjournment thereof, for the following purposes:

           (a) To consider and act upon a proposal to approve a new Investment Advisory Contract between the Trust and its current Investment Adviser, Anchor Investment Management Corporation ("Anchor"), which would increase the investment management fee paid by the Trust to Anchor from 0.75% to 1.50% per annum.

           (b) To ratify the selection of Livingston & Haynes, P.C. as independent accountants for the Trust for its fiscal year ending December 31, 1999 ("Proposal No. 2");

           (c) To transact such other business as may properly come before the meeting, or any adjournments thereof.

           If  any  of  such   Proposals   are  not   approved  by  the  Trust's
shareholders, the Trust will not consummate the transactions contemplated in such unapproved Proposal, and each such Proposal shall be deemed disapproved. Shareholders of record at the close of business on November 1, 1999 are entitled to vote at the meeting and at any adjournment thereof. The Proposals are more fully discussed in the Proxy Statement. Please read it carefully before telling us, through your proxy, how you wish your shares to be voted. The Board of Trustees of the Trust, a majority of which is independent from the Investment Adviser and Meeschaert & Co., Inc., the Trust's principal underwriter, has unanimously approved each Proposal and recommends that you vote FOR each proposal. WE URGE YOU TO SIGN, DATE AND MAIL THE ENCLOSED PROXY PROMPTLY.


                                       By Order of the Board of Trustees,

                                       David Y. Williams, Secretary
                                       November ___, 1999


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Shareholders  who do not expect to attend the meeting are  requested to indicate voting instructions on the enclosed proxy and to date, sign and return it in the accompanying postage-paid envelope. To avoid unnecessary duplicate mailings, we ask your cooperation in promptly mailing your proxy no matter how large or small your holdings may be.


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                ANCHOR RESOURCE AND COMMODITY TRUST
                   579 Pleasant Street, Suite 4
                    Paxton, Massachusetts 01612
                          (508) 831-1171

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                          PROXY STATEMENT

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                      Meeting of Shareholders
                   To Be Held November 30, 1999

                      I N T R O D U C T I O N

This statement is furnished to the shareholders of Anchor Resource and Commodity Trust (the "Trust") in connection with the solicitation by, and on behalf of, the Trust's Board of Trustees or proxies to be used at a meeting (the "Meeting") to be held at 579 Pleasant Street, Suite 4, Paxton, Massachusetts 01612 on November 30, 1999, at 12:05 p.m., or any adjournment thereof. It is expected that the mailing of this proxy statement and form of proxy will be made on or about November 21, 1999.

The enclosed proxy, if properly executed and returned, will be voted (or withheld from voting) in accordance with the choices specified therein. The proxy will be voted in favor of each Proposal unless a choice is indicated to vote against or to abstain from voting on that Proposal. If a shareholder executes and returns a proxy but fails to indicate how the votes should be cast, the proxy will be voted in favor of each Proposal. The proxy may be revoked at any time prior to the voting by (1) writing to the Secretary of the Trust at 579 Pleasant Street, Suite 4, Paxton, Massachusetts 01612; (2) attending the meeting and voting in person; or (3) signing and returning a new proxy (if returned and received in time to be voted).

The cost of preparation and distribution of these proxy materials is an expense of the Trust. In addition to the solicitation of proxies by mail, proxies may be solicited by officers or employees of the Trust's Investment Adviser, Anchor
Investment Management Corporation (the "Investment Adviser"), personally or by telephone or telegraph. Any expenses so incurred will also be borne by the Trust. Brokers, banks, and other fiduciaries may be requested to forward soliciting material to their principals and to obtain authorization for the execution of proxies. For those services, if any, they will be reimbursed by the Trust for their out-of-pocket expenses.

The Trust's most recent annual and semi-annual reports are available upon request without charge from the Secretary of the Trust at the address and telephone number noted above.

Shares Outstanding and Entitled to Vote. As of November 1, 1999, the record date, there were 498,024 shares of the Trust issued and outstanding. All shares of the Trust have equal voting rights, and the holders of shares are entitled to one vote for each share (and a fractional vote for a fractional share) held of


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

record at the close of business on the record date. Each Trustee and 5% shareholder named, and all Trustees and officers as a group, have sole voting power and sole investment power with respect to the shares shown. Information with respect to beneficial ownership by such shareholders is based upon information furnished by each shareholder. As of November 1, 1999, the number of shares beneficially owned by each 5% shareholder, Trustee and of the Trustees and officers as a group was as follows:

     Trustees and Officers        Number of      % of Outstanding
                                    Shares            Shares
Ernest Butler (1)                       0                0
Spencer H. LeMenager (1)              160.137          0.032
David W. C. Putnam (1)                  0                0
J. Stephen Putnam (1)                   0                0
David Y. Williams (1)(2)                0                0
Christopher Y. Williams(1)              0                0
Joseph C. Williams (1)                  0                0

All Trustees and Officers             160.137          0.032
   as a group

Merrill Lynch                     155,308.943          31.19
F/B/O Bip Lyon
225 Liberty Street
World Financial Center,
South Tower
New York, NY  10080

Wendel & Co.                      341,350.618          68.54
c/o Bank of New York
PO Box 1066 Wall Street
   Station
New York, NY  10280

(1) The address of each Trustee and officer is c/o Christopher Williams, 579 Pleasant Street, Suite 4, Paxton, Massachusetts 01612.

(2) Interested person as defined in the Investment Company Act of 1940, as amended, because of his affiliation with the Trust's Investment Adviser and Distributor.



                APPROVAL OF NEW INVESTMENT ADVISORY
                             CONTRACT
                         (Proposal No. 1)

Background. The Trust is managed by the Investment Adviser pursuant to an Investment Advisory Contract (the "Current Contract") dated June 22, 1998, and subject to the authority of its Board of Trustees. The Investment Adviser is located at 579 Pleasant Street, Suite 4, Paxton, Massachusetts 01612, where the Trust's principal offices are also located.

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

The Current Contract was submitted to and approved by shareholders at a meeting held on June 22, 1998 when it was also approved by the Board of Trustees, including a majority of the Trustees who are not "interested persons" (the "Independent Trustees"), as defined in the Investment Company Act of 1940, as amended (the "1940 Act").

The Proposed Contract was approved by the Board of Trustees, including a majority of the Independent Trustees, on September 13, 1999, subject to shareholder approval.

Under the Current Contract the Investment Adviser provides the Trust with investment management services. Subject to such policies as the Board of Trustees may determine, the Investment Adviser makes investment decisions for the Trust. For its service, the Investment Adviser receives an annual management fee under the Current Contract computed and paid monthly, in an amount equal to 0.75% of the average daily net assets of the Trust on an annualized basis.

At the Special Meeting, shareholders of the Trust will be asked to approve a new Investment Advisory Agreement (the "Proposed Agreement"), pursuant to which the investment management fee paid by the Trust to the Investment Adviser would be increased from 0.75% to 1.50% of the Trust's average daily net assets on an annualized basis. This fee increase is the only difference between the Current Contract and the Proposed Contract. A description of the Proposed Contract and the services provided by the Investment Adviser thereunder is set forth below.

Description Of Proposed Contract. Under the Proposed Contract, investment advisory and administrative services would continue to be performed by the same personnel currently performing such services for the Trust under the Current Contract as employees of the Investment Adviser. The Trust would continue to be responsible for all its expenses not assumed by the Investment Adviser under the Current Contract including, without limitation, the fees and expenses of the custodian and transfer agent; costs incurred in determining the Trust's net asset value and keeping its books; the cost of share certificates; membership dues in investment company organizations; distributions and brokerage commissions and fees; fees and expenses of registering its shares; expenses of reports to shareholders, proxy statements and other expense of shareholders' meetings; insurance premiums; printing and mailing expenses; interest, taxes and corporate fees; legal and accounting expenses; and fees and expenses of Trustees not affiliated with the Investment Adviser. The Trust will also bear expenses incurred in connection with any litigation in which the Trust is a party and the legal obligation the Trust may have to indemnify its Officers and Trustees with respect thereto.

The Current Contract will expire by its terms on June 21,2000. If approved by the shareholders, the Proposed Advisory Contract would be effective as of the date of such approval and, like the Current Contract, may be extended from year to year if approved at least annually (a) by the vote of a majority of the outstanding shares of the Trust or by the Board of Trustees, and in either case,
(b) by vote of a majority of the Trustees of the Trust who are not parties to the contract or "interested persons" (as that term is defined in the 1940 Act) of any such party cast in person at a meeting called for such purpose. The Proposed Advisory Contract is substantially identical to the Current Contract


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

with respect to the provisions of investment advisory services to the Trust; the only material difference is that all purely administrative services under the Current Contract are deleted therefrom and will be performed by the Investment Adviser under the Proposed Administration Agreement. Amendments to the Proposed Advisory Contract require similar approval by the shareholders and "disinterested" Trustees. The Current Contract is terminable at any time without penalty by the Board of Trustees of the Trust or by vote of a majority of the Trust's shares on 60 days' written notice or by the Investment Adviser on 90 days' written notice. The Current Contract terminates automatically in the event of its assignment.

In approving the Proposed Contract and recommending its approval by shareholders, the Trustees considered the best interests of the shareholders of the Trust, and took into account all such factors as they deemed relevant. The principal factors considered by the Trustees were the increased expenses incurred by the Investment Adviser in managing the Trust's portfolio after the merger and transfer of the assets of Anchor Strategic Assets Trust into the Trust, and that the proposed management fee, while higher than most other investment management companies, remains competitive with fees charged by other advisers for the management of similar portfolios. The Trustees also considered the nature, quality and scope of the services provided by the Investment Adviser, and concluded that the proposed management fee is reasonable in light of the comparative fee information, the Investment Adviser's expenses in managing the Trust's portfolios, and the nature, quality and scope of services by the Investment Adviser to the Trust.

Based on all of these factors, the Board of Trustees unanimously recommends that shareholders of the Trust approve the Proposed Contract.

EFFECT OF AN INCREASE IN THE MANAGEMENT FEE

The effect of the proposed increase in the Trust's management fee from 0.75% to 1.50% per annum is illustrated below. For the fiscal period ended December 31, 1998, this information illustrates the amount the Trust paid to the Investment Adviser under the present fee of 0.75% per annum, and the amount the Trust would have paid to the Investment Adviser had the proposed fee of 1.50% per annum been in effect for the entire period.

                  Period ended December 31, 1998

Management Fee     Percentage of    Amount of Fee        Change
                   Average Daily
                     Net Assets

Present Fee            0.75%           $49,052
Proposed Fee           1.50%           $98,104
Difference             0.75%           $49,052            50%


In addition to its provision of investment management services to the Trust, the Investment Adviser provides administrative services to the Trust under an Administration Agreement approved by the shareholders on June 22, 1998. Under


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this Agreement,  the Investment  Adviser  furnishes to the Trust  administrative services, office space, equipment, clerical personnel, and statistical and research facilities, for which it received an administrative services fee from the Trust of $ 14,500 (equivalent on an annualized basis to 0.22% of the Trust's average daily net assets) for the fiscal period ending December 31, 1998.



                  ANNUAL FUND OPERATING EXPENSES

                        CURRENT EXPENSES      PRO FORMA EXPENSES
Management Fees.......  $26,250.00            $52,500.00
Other expenses........  $69,000.00            $69,000.00
Total Annual Fund
Operating Expenses....  $95,250               $121,500.00


                             EXAMPLES

The following examples are intended to help shareholders compare the costs of investing in the Trust under the current annual fund operating expenses and the pro forma annual fund operating expenses. The examples assume that a shareholder invests $10,000 in the Fund for the time periods indicated and then redeems all of the shares at the end of those periods. The example also assumes that a shareholder's investment has a 5% annual return each year and that the Fund's operating expenses remain the same each year. Although a shareholder's actual costs may be higher or lower, based on these assumptions, the shareholder's costs would be:

                        CURRENT EXAMPLE       PRO FORMA EXAMPLE
Fees and Expenses if
you sold shares after:

1 Year                  $275                  $350
3 Years                 $844                  $1065
5 Years                 $1440                 $1803
10 Years                $3051                 $3747


Investment Adviser. In addition to the Trust, the Investment Adviser also serves as investment adviser for the Anchor Gold and Currency Trust and the Anchor International Bond Trust. The management fees paid or to be paid to the Investment Adviser for each such Trust equal 3/4 of 1% per annum of the average of the daily aggregate net values of the respective trusts' assets computed as of the close of business of each business day. Until its recent merger with the Trust, the Strategic Assets Trust which had been managed by the Investment Adviser paid a management fee equal to 1-1/2% per annum of the average of the daily aggregate net value of the Trust's assets.

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The Investment  Adviser's Principal  Executive Officer and Directors,  including their respective addresses and principal occupations, are as follows:

        Luc E. Meeschaert, Chairman and Director; his principal occupation is being Chief Executive Officer of Societe D'Etudes et de Gestion Financieres Meeschaert, S.A.; his address is 23 rue Drouot, 75009 Paris, France.

        David Y. Williams, President and Director; Mr. Williams is also a Trustee of the Trust and a Director and President of Meeschaert & Co., Inc., the Trust's principal underwriter; his address is 579 Pleasant Street, Paxton, Massachusetts 01612

Since November 14, 1990, the Investment Adviser has been 95% owned by Luc E. Meeschaert and 5% owned by David Y. Williams. All of such outstanding shares of stock of the Investment Adviser are voting shares with equal voting rights. Mr. Luc Meeschaert's address is 23 rue Drouot, 75009 Paris, France. Mr. Williams is the only Trustee of the Trust who, since January 1, 1989, owned any securities of, or had any other material direct or indirect interest in, the Investment Adviser, or any person controlling, controlled by or under common control with the Investment Adviser. As a shareholder of the Investment Adviser, Mr. Williams may indirectly benefit from any compensation paid to the Investment Adviser by the Trust.

The total brokerage commissions paid by the Trust for its fiscal year ended December 31, 1998, were $28,848. The only broker affiliated with the Trust,
Meeschaert & Co., Inc. (the "Distributor") received $17,563 in brokerage commissions during such fiscal year, representing 60.88% of the total commissions paid. The aggregate dollar value of transactions effected by the Trust on which commissions were paid during such fiscal year was $11,458,620. The dollar value of such transactions effected through the Distributor was $7,905,360, representing 68.99% of such total transactions.

Decisions to buy and sell securities for the Trust are made pursuant to recommendations by the Investment Adviser. The Trust, through the Investment Adviser, seeks to execute its transactions on the most favorable terms and in the most effective manner possible. To the extent consistent with the policy of seeking best price and execution, a portion of the Trust's transactions may be executed through the Distributor, which is an affiliate of the Investment Adviser. In the event that this occurs, it will be on the basis of what management believes to be current information as to rates which are generally competitive with the rates available from other responsible brokers and the lowest rates, if any, currently offered by the Distributor. In selecting among broker-dealer firms to execute its transactions, the Trust, through the Investment Adviser, may give consideration to those firms which have sole, or are selling, shares of the Trust. No persons acting on behalf of the Trust are authorized to pay a broker a brokerage commission in excess of that which another broker might have charged for effecting the same transaction.

The Distributor is 50% owned by Luc E. Meeschaert and 50% owned by David Y. Williams. The Investment Adviser and the Distributor are affiliated through common control with Societe D'Etudes et de Gestion Financieres Meeschaert, S.A. ("Societe D'Etudes"), one of France's largest privately-owned investment management firms. Societe D'Etudes was established in Roubaix, France, in 1935 by Emile C. Meeschaert, and presently manages, with full discretion, an aggregate amount of approximately $1.5 billion for about 8,000 individual (and


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institutional) customers with $250 million in French mutual funds managed by the organization. Luc E. Meeschaert is the Chief Executive Officer and a Director of Societe D'Etudes and owns approximately 59% of its outstanding shares, which in turn is the beneficial owner of 68.54% of the Trust's shares.

A true, complete and correct copy of the Proposed Investment Advisory Contract is attached hereto as Exhibit A. The descriptions of such Contract set forth herein is qualified in its entirety by reference to Exhibit A. The Board of Trustees determined at a meeting on September 13, 1999 to submit the terms of the Proposed Contract to the shareholders of the Trust for their approval.

As previously noted, the Proposed Contract will become effective on the date that shareholders approve the Proposed Contract. The Proposed Contract will remain in effect for 2 years after such effective date, and thereafter for successive annual periods as long as such continuance is approved at least annually by the Trustees or by the vote of a majority of the outstanding voting securities of the Trust. The Proposed Contract is terminable at any time without penalty by the Board of Trustees of the Trust or by vote of a majority of the Trust's shares on 60 day's written notice or by the Investment adviser on 90 days' written notice.

Vote Required. An affirmative vote of the holders of a "majority" (as defined in the Investment Company Act) of the outstanding voting securities of the Trust is required for approval of the Proposed Contract. Such "majority" vote is defined in the Investment Company Act as the vote of the holders of the lesser of: (i) 67% or more of the voting securities present or represented by proxy at the Meeting, if the holders of more than 50% of the outstanding voting securities are present or represented by proxy, or (ii) more than 50% of the outstanding voting securities. The Board of Trustees recommends a vote in favor of approving the Proposed Contracts.



                 SELECTION OF INDEPENDENT AUDITORS
                         (Proposal No. 2)

           The Board of Trustees of the Trust, including a majority of the Trustees who are not interested persons of the Trust, has selected the firm of Livingston & Haynes, P.C. as independent auditors of the Trust for its fiscal year ending December 31, 1999. The Trust knows of no direct or indirect financial interest of such firm in the Trust. Such selection is subject to ratification or rejection by the shareholders of the Trust. In addition, the vote of the Trustees is subject to the right of the Trust, by vote of a majority of its outstanding voting securities at any meeting called for the purpose of voting on such action, to terminate such employment without penalty. Unless a contrary specification is made, the accompanying proxy will be voted in favor of ratifying the selection of such auditors. Representatives of Livingston & Haynes, P.C. are not expected to be present at the meeting of the shareholders.

           Livingston Haynes, P.C. also acts as independent auditors for the Investment Adviser and all the other investment companies for which the Investment Adviser acts as investment adviser. The fees received by Livingston & Haynes, P.C. from these other entities are substantially greater, in the


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aggregate,  than the total  fees  received  by it from the  Trust.  The Board of
Trustees of the Trust considered the fact that Livingston & Haynes, P.C. has been retained as the independent auditors of the Investment Adviser and the other entities described above in its evaluation of the independence of Livingston & Haynes, P.C. with respect to the Trust.

           Vote Required. An affirmative vote of the holders of a "majority" of the outstanding voting securities of the Trust is required for approval of this Proposal. The requirements for such "majority" vote under the Investment Company Act are the same as those described above for Proposal No. 1. The Board of Trustees recommends a vote in favor of approving this Proposal.


                      ADDITIONAL INFORMATION

                 RECEIPT OF SHAREHOLDER PROPOSALS

The Trust is not required to hold shareholder meetings on a regular basis. Special meetings of shareholders may be called from time to time by either the Trust or the shareholders. Under the Security Exchange Commission's proxy rules, shareholder proposals which meet certain conditions may be included in the Trust's proxy statement and proxy for a particular meeting. Those rules require that for future meetings, the shareholder must be a record or beneficial owner of Trust shares with a value of at least $1,000 at the time the proposal is submitted and for one year prior thereto, and must continue to own such shares through the date on which the meeting is held. Another requirement relates to the timely receipt by the Trust of any such proposal. Under those rules, a proposal submitted for inclusion in the Trust's proxy material for the next meeting after the meet to which this proxy statement relates must be received by the Trust a reasonable time before the solicitation is made. The fact that the Trust receives a proposal from a qualified shareholder in a timely manner does not ensure its inclusion in the proxy material, since there are other requirements under the proxy rules for such inclusion.


                          OTHER BUSINESS

Management of the Trust knows of no business other than the matters specified above which will be presented at the Meeting. Since matters not known at the time of the solicitation may come before the Meeting, the proxy as solicited confers discretionary authority with respect to such matters as properly come before the Meeting, including any adjournment or adjournments thereof, and it is the intention of the persons named as attorneys-in-fact in the proxy to vote the proxy in accordance with their judgment on such matters.

                                  By Order of the Board of Trustees,

                                  David Y. Williams, Secretary
November ___, 1999



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------------------------------------------------------------------------
                                 PROXY
------------------------------------------------------------------------

                  ANCHOR RESOURCE AND COMMODITY TRUST
       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES
          Special Meeting of Stockholders - November 30, 1999

The undersigned hereby appoints David Y. Williams, Christopher Y. Williams, and Peter K. Blume, and each of them, the proxies of the undersigned, with power of substitution to each of them to vote all shares of Anchor Resource and Commodity Trust which the undersigned is entitled to vote at the Special Meeting of Stockholders of Anchor Resource and Commodity Trust to be held on November 30, 1999 at 12:05 p.m., at 579 Pleasant Street, Suite 4, Paxton, Massachusetts 01612, and at any adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS (1), (2), AND (3).

-------------------------------------------------------------------------------

1.  Proposal to Approve New Investment       FOR [__] AGAINST [__] ABSTAIN [__]
    Advisory Contract with Anchor Investment
    Management Corporation.

2.  Ratification of the selection of         FOR [__] AGAINST [__] ABSTAIN [__]
    Livingston & Haynes, P.C. as
    independent certified public accountants of the Trust for its fiscal year ending December 31, 1999.

3.  In their discretion on any other         FOR [__] AGAINST [__] ABSTAIN [__]
    business which may properly come before
    the meeting or any adjournments thereof.



                                   Please  sign  exactly  as your name or names
                                   appear at left.  When  signing as  attorney,
                                   executor,    administrator,    trustee    or
                                   guardian, please give your full title as such.


                                   -----------------------------------------
                                            (Signature of Stockholder)


                                   -----------------------------------------
                                          (Signature of joint owner, if any)

                                    Date __________________________, 1999


             PLEASE SIGN AND RETURN PROMPLY IN ENCLOSED ENVELOPE
                             NO POSTAGE IS REQUIRED



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